EXHIBIT 5.1

OPINION OF JANE KOBER, ESQ.

Biopure Corporation
11 Hurley Street
Cambridge, MA  02141

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     Reference is made to the registration by Biopure Corporation, a Delaware corporation (the "Registrant"), of an aggregate maximum offering of up to 3,000,000 shares of common stock of the Registrant (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on August __, 2001 (the "Registration Statement").

     In my capacity as general counsel of the Registrant, I am familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder and express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is my opinion that, if, as and when the Shares have been issued and sold, such shares will be duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the equity line financing agreement, will be validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Jane Kober
                                                -----------------------
                                                Jane Kober
                                                General Counsel